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                                                                   EXHIBIT 10.19

                             SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT ("Agreement") is made this 15th day of December, 1997, by and between William Paquin ("Employee") and TresCom International, Inc. ("Employer").

                                  WITNESSETH

     WHEREAS, Employee is an employee of Employer pursuant to that certain Employment Agreement, dated June 15, 1997, a copy of which is attached hereto as EXHIBIT "A"; and

     WHEREAS, the Employer has exercised its rights under the Employment Agreement to terminate the Employee's employment "without cause"; and

     WHEREAS, the Employee and Employer have agreed upon the terms of separation, consistent with the terms of the Employment Agreement.

     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   RECITALS. The above recitals are true and correct and are incorporated
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herein by this reference.

     2.   RETURN OF PROPERTY. On or before the date of this Agreement, the
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Employee will return to the Employer any and all documents, lists, data, confidential information, trade secrets, keys, equipment or other property in his possession belong to the Employer or relating, in any manner, to the Employer's relationship with the Employee.

     3.   RELEASE. The Employee hereby releases the Employer and the Employer's
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directors, officers, Executive Director, employees, agents, affiliates, successors and assigns, from all claims or causes of action, known or unknown, arising prior to and/or on the date of this Agreement, including, but not limited to, any claim or cause of action arising out of, under, or relating to the Employee's employment with the Employer, the severance of his employment relationship, the Civil Rights Act of 1871 (42 U.S.C. Section 1981), the Labor Management Relations Act of 1947, the Equal Pay Act of 1963, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (29 U.S.C. Sections 621 et seq.), the Occupational Safety and Health Act of 1970, the Rehabilitation Act of 1973, the Health Maintenance Organization Act of 1973, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, Executive Order 11141, Executive Order 11246, Executive Order 11375, Chapter 760 of the Florida Statutes, the Florida Civil Rights Act of 1992, the Broward County Human Rights Act (93-386, Special Acts, Laws of Florida), the Broward County Human Rights Act (Chapter 16 1/2, Broward County Code) and/or any other state, federal or local law.
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     4.   WORKPLACE INJURY. The Employee acknowledges and represents that he
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suffered no workplace injury during the period of his employment.

     5.   ADDITIONAL PAYMENT AND SETTLEMENT SUM.
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          a.   SEPARATION WAGES. After execution of this Agreement by the
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Employee and through June 15, 1998, Employer shall pay to Employee, pursuant to
Section 4.3.3 of the Employment Agreement, the Additional Payment, as defined in the Employment Agreement, equal only to the unpaid Base Salary, and shall reimburse Employee for reasonable business expenses incurred prior to the date of termination, as well as reasonable attorney's fees associated with this Agreement, not to exceed $500.00, all subject to the provisions of the Employment Agreement. Employer elects, as is its option, that the Additional Payment be made in equal monthly installments from the date of this Agreement through June 15, 1998, except as may be modified by paragraph 7. The Employer will withhold all applicable taxes from the Additional Payment.

          b.   SETTLEMENT SUM.  In consideration of the matters contained
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herein, the Employer shall pay to the Employee the sum $5,000 (the "Settlement
Sum"). The Employee expressly acknowledges the adequacy of the Settlement Sum for such purposes. The Settlement Sum shall be paid to the Employee, following execution of this Agreement by the Employee and the expiration of the seven (7) day revocation period described in paragraph 9 below. The Employer will withhold all applicable taxes from the Settlement Sum and this withholding will reduce the net amount received by the Employee. This Settlement Sum is the only additional consideration to the terms of paragraph 5.a.

          c. During the time period of the Additional Payment, Employee's stock options will continue in effect and the shares under option will continue to vest and become exercisable in accordance with the stock option agreements.

     6.   NO ADMISSION.  The parties agree that this Agreement does not
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constitute an admission of any violation by the Employer of the laws identified in paragraph 3 above, or any other wrongdoing. This Agreement is offered in settlement and is without prejudice to the Employer.

     7.   SURVIVAL OF EMPLOYMENT AGREEMENT COVENANTS.  The Employer and Employee
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agree that the restrictive covenants contained in paragraph 6 of the Employment
Agreement and the Confidentiality Provisions contained in paragraph 5 of the Employment Agreement shall survive the Employee's termination of employment and shall remain in full force and effect for their applicable terms. With respect to the "non-compete" covenants, they shall survive so long as Employee is receiving the Additional Payment. If Employee begins employment elsewhere during the term of the Additional Payment, the Additional Payment obligation and the "non-compete" obligation shall end.
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     8.   CONFIDENTIALITY.
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          a.   LIMITED DISCLOSURE.  The Employer and the Employee agree to keep
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the existence and the terms of this Agreement strictly confidential and not to disclose the same to third parties except that:

               (1) The Employee and/or the Employer may disclose the same as necessary to secure legal or tax advice;

               (2) The Employer may disclose the same to its Board of Directors, its Executive Director and to such other persons who need to know of same in order to arrange for payment of the Settlement Sum.

               (3) The Employer and the Employee may disclose the same as necessary to enforce same and/or prevent prosecution of an action in contravention hereof.

          b.   DISCLOSURE PURSUANT TO LEGAL PROCESS/NOTICE.  In the event either
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the Employee or the Employer is subpoenaed, summoned or noticed to appear for a deposition or other legal proceeding involving the other party to this Agreement or this Agreement, the subpoenaed, summoned or noticed party shall notify the other party, in writing of such subpoena, summons or notice not less than 20 days prior to their scheduled appearance. It is contemplated that such 20 day period shall provide adequate time within which appropriate protective orders may be sought by the other party hereto.

          c.   LIQUIDATED DAMAGES AND OTHER RELIEF.  In the event the Employee
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violates this confidentiality provision of the Agreement, he acknowledges that the Employer would be irreparably harmed and that the damage the Employer would suffer would be difficult to ascertain. Accordingly, the Employee agrees that, in the event he violates this confidentiality provision and the Employer proves such a violation to the satisfaction of an arbitrator, the Employee will pay the Employer, as liquidated damages and not as a penalty, the amount of Five Thousand and 00/100 Dollars ($5,000) ("Liquidated Damages"). This subparagraph shall not be deemed to modify or apply to any prior Employment Agreement executed by Employee.

     9.   OPPORTUNITY TO REVIEW & RIGHT TO COUNSEL.  The Employee acknowledges
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that he has been advised, in writing, that he has twenty-one (21) days to consider this Agreement and to review the terms hereof with an attorney prior to execution. The Employer also acknowledges that he has been advised that he has seven (7) days after he signs this Agreement to revoke it by notifying Employer in writing. The Employee further states that he has carefully read this Agreement, has reviewed the same with legal counsel, knows and understands the contents hereof and its binding legal effect. He signs the same of his own free will and act, and it is his intention that he be legally bound hereby.
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     10.  FUTURE EMPLOYMENT.  The Employee will not, hereafter, apply for
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employment with employer.

     11.  ARBITRATION.  Any dispute with respect to this Agreement shall be
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decided by arbitration, in Broward County, Florida and utilizing/applying
Florida law. In the event either party wishes to initiate an arbitration proceeding, said party shall notify the other party, in writing, of such desire ("Notice"). Within 10 days after the date of the Notice, each party shall submit the name of an arbitrator of their choosing to the other party. These two arbitrators shall, within 20 days after being selected, select a third arbitrator. Within 60 days after the date of the Notice, a hearing will be held at which each party will have an opportunity to present evidence and legal argument. Within 90 days after the date of the Notice, the panel of arbitrators shall issue a final and binding, written decision of the issue presented.

     12.  WAIVER OF JURY TRIAL.  The Employer and the Employee hereby knowingly,
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voluntarily, and intentionally waive any right to a jury trial in respect to any claims arising in connection with the Employee's employment with the Employer and/or this Agreement.

     13.  SEVERABILITY.  If any provision(s) in this Agreement are held by a
          ------------
court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     14.  ENTIRE AGREEMENT.  The Employer and the Employee agree that this
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Agreement sets forth all the promises and agreements between them and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

     IN WITNESS WHEREOF, the Employer and the Employee have caused this Agreement to be executed on the date set forth above.

WITNESSES:                                    TRESCOM INTERNATIONAL, INC.

/s/ Laura A. Meli                       By: /s/ Wesley T. O'Brien
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                                         WILLIAM PAQUIN

                                         /s/ William Paquin
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